                                                                     Exhibit 9.1

                           COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of June 10, 2001 by and between Peregrine Systems, Inc., a Delaware corporation ("Parent"), and the undersigned Stockholder (the "Stockholder") of
              ------                                          -----------
Remedy Corporation, a Delaware corporation (the "Company").
                                                 -------

     WHEREAS, Parent, the Company and Merger Sub (as defined below), have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides (subject to Section 2.12 of
               ----------------                               ------------
the Merger Agreement) for the merger (the "Merger") of the Company with and into
                                           ------
a wholly-owned subsidiary of Parent ("Merger Sub").  Pursuant to the Merger, all
                                      ----------
outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, and Merger Sub (subject to Section 2.12 of the Merger Agreement) will succeed to all of the
            ------------
rights and liabilities of the Company.

     WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of
                                                            ------------
the shares of capital stock of the Company, and options to acquire shares of capital stock of the Company, each as set forth on the signature page of this Agreement.

     WHEREAS, in consideration of the execution of the Merger Agreement by Parent, the Stockholder (solely in his capacity as such) is hereby agreeing to vote the Shares (as defined below), and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate the consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

     1.  Certain Definitions.  Capitalized terms used but not otherwise defined
         -------------------
herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

         (a) "Expiration Date" shall mean the earlier to occur of (i) such date
              ---------------
and time as the Merger Agreement shall have been validly terminated pursuant to
Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Merger Agreement.

         (b)  "Person" shall mean any individual, any corporation, limited
               ------
liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

         (c)  "Shares" shall mean: (i) all voting securities of the Company
               ------
beneficially owned by the Stockholder as of the date of this Agreement, and (ii) all additional voting securities of the Company of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such voting securities of the Company, or the conversion of other securities of the Company into such voting securities of the Company.

         (d)  Transfer.  A Person shall be deemed to have effected a "Transfer"
              --------                                                --------
of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.  Transfer of Shares.
         ------------------

         (a) Transferee of Shares to be Bound by this Agreement. The Stockholder
             --------------------------------------------------
hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected unless each Person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in any of the foregoing, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a Irrevocable Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request), and (ii) agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or such interest in the foregoing, subject to the terms and conditions of this Agreement.

         (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at
             -------------------------
all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing.

     3.  Agreement to Vote Shares.  The Stockholder hereby agrees that, at
         ------------------------
all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares:
                         ---------

         (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

         (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement;

         (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any person, (ii) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (iv) any change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

         (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
                                    ---------

     4. Irrevocable Proxy. The Stockholder hereby agrees to deliver to Parent,
        -----------------
concurrently with the execution and delivery of this Agreement, a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to
                        ---------       -----
the fullest extent permitted by applicable law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. The Stockholder
        -------------------------------------------------
hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date: (i) the Stockholder is (and will be, unless Transferred pursuant to Section 2(a) hereof) the sole beneficial owner of the
                        ------------
shares of Company Common Stock and the options to purchase shares of Company Common Stock set forth on the signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be, unless Transferred pursuant to Section 2(a) hereof) free and clear of any liens, claims, options,
            ------------
rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature; (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and to purchase shares of Company Common Stock set forth on the signature page of this Agreement; and (iv) has (and will have, unless Transferred pursuant to Section
                                                                       -------
2(a) hereof) full power and authority to make, enter into and carry out the
----
terms of this Agreement and the Proxy.

     6.  Additional Documents.  The Stockholder (solely in his or her capacity
         --------------------
as such) hereby agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     7.  Legending of Shares.  If so requested by Parent, the Stockholder
         -------------------
hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section
                                                                        -------
2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer
-
the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     8. Termination. This Agreement shall terminate and shall have no further
        -----------
force or effect after the Expiration Date.

     9.  Miscellaneous.
         -------------

         (a) Waiver. No waiver by any party hereto of any condition or any
             ------
breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

         (b)  Severability.  In the event that any term, provision, covenant or
              ------------
restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

         (c) Binding Effect; Assignment. This Agreement and all of the terms and
             --------------------------
provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

         (d) Amendments. This Agreement may not be modified, amended, altered or
             ----------
supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

         (e) Specific Performance; Injunctive Relief. Each of the parties hereto
             ---------------------------------------
hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

         (f)  Governing Law. This Agreement shall be governed by and construed,
              -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (g) Entire Agreement. This Agreement and the Proxy and the other
             ----------------
agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

         (h) Notices.  All notices and other communications pursuant to this
             -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Parent:    Peregrine Systems, Inc.
                          3611 Valley Centre Drive, Floor 5
                          San Diego, California  92130
                          Attention: General Counsel
                          Telephone No.: (858) 481-5000
                          Telecopy No.:   (858) 481-1751

         With a copy to:  Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          650 Page Mill Road
                          Palo Alto, California 94304
                          Attention: Douglas H. Collom, Esq.
                                     Michael J. Kennedy, Esq.
                          Telecopy No.:  (650) 493-6811

         If to the Stockholder: To the address for notice set forth on the signature page hereof.

         And to:          Gunderson Dettmer Stough Villeneuve Franklin &
                          Hachigian, LLP
                          155 Constitution Drive
                          Menlo Park, California  94025
                          Attention: Daniel E. O'Connor, Esq.
                                     Christopher D. Dillon, Esq.
                                     Telecopy No.: (650) 321-2800

         (i) Further Assurances.  The Stockholder (in his or her capacity as
             ------------------
such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

         (j) Headings.  The section headings set forth in this Agreement are
             ---------
for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

         (k) Counterparts.  This Agreement may be executed in several
             ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on the date first above written.

PEREGRINE SYSTEMS, INC.             STOCKHOLDER:



By:______________________________   By:_____________________________________
                                                      Signature

Name:____________________________   Name:___________________________________

Title:___________________________   Title:__________________________________

                                    ________________________________________

                                    ________________________________________
                                    Print Address

                                    ________________________________________
                                    Telephone Number

                                    ________________________________________
                                    Facsimile Number

                                    Shares Beneficially Owned:

                                    ________ shares of Company Common Stock

                                    ________ shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options




                          [COMPANY VOTING AGREEMENT]

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of Remedy Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law)
      -------
appoints the members of the Board of Directors of Peregrine Systems, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive
                       ------
attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this
                                ------
Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in
                              ----------------
consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement") by and among
                                               ----------------
Parent, Rose Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Merger Agreement
                       ----------
provides (subject to Section 2.12 of the Merger Agreement)  for the merger of
                     ------------
Merger Sub with and into the Company in accordance with its terms (the

"Merger").  As used herein, the term "Expiration Date" shall mean the earlier to
 ------                               ---------------
occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the
                       ------------
Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting, as follows:

         (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

         (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement;

         (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any person, (ii) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (iv) any change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

         (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


                  [Remainder of Page Intentionally Left Blank]

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: June ____, 2001

                         Signature:_________________________________________

                         Name:______________________________________________

                         Name and Title of
                         Authorized Signatory: _____________________________

                         Shares Beneficially Owned:

                         _____________ shares of Company Common Stock

                         _____________ shares of the Company Common Stock issuable upon the exercise of outstanding Company Stock Options



                              [IRREVOCABLE PROXY]